Exhibit 99.1
Fourth Quarter Fiscal Year 2006 Results and Conference Call

Forward-looking Statements This presentation contains forward-looking statements which may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex's belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex's control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties are described in greater detail in Centex's most recent Annual Report on Form 10^K for the fiscal year ended March 31, 2005 (including under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), as well as recent Quarterly Reports on Form 10-Q, which are on file with the SEC and may be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. The factors discussed in these reports include, but are not limited to, changes in national or regional economic or business conditions, including employment levels and interest rates, competition, shortages or price changes in raw materials, or labor shortages, and other factors that could affect demand for our homes, mortgage loans or construction services or the profitability of our operations. With respect to a possible sale of CHEC, although Centex entered into a definitive agreement, there can be no assurance that a sale of CHEC will be completed or, if completed, the timing of the transaction. Centex's earnings guidance assumes that share repurchases will be made during the fiscal year. If repurchases are not made as anticipated, our earnings per share will be affected and may be lower. All forward-looking statements made in this presentation are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this presentation will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex's expectations.

Financial Highlights Fiscal Year 2006 Tenth consecutive record year for revenue, earnings Closed over 39,000 homes, 18% more than last year Grew earnings from continuing operations by 36% Reduced SG&A as a percentage of revenues Sold U.K. home building Signed agreement to sell CHEC Repurchased over 9.25 million shares Returned over $650 million to shareholders Return on average equity exceeded 27%

Home Building Highlights Fourth Quarter Fiscal 2006 Revenues increased 29% Closings grew 22% to 12,336 Average sales price grew 10% to $315,358 Housing operating earnings grew 36% Housing operating margin increased 20 bps to 15.2% SG&A as a percentage of housing revenue decreased 20 bps Backlog Sales (Orders) decreased 11% to 9,928 Units decreased 6% to 17,387 Dollar value decreased 3% to $5.77 billion

Mid-Atlantic 1,785 -5% 2,079 +13% Southeast 1,470 -27% 2,510 +26% Midwest 1,840 -14% 2,159 +19% Southwest 2,765 -18% 3,354 +19% West Coast 2,068 +13% 2,234 +35% Total 9,928 -11% 12,336 +22% Home Building Fourth Quarter Sales and Closings Sales % Chg Closings % Chg For the Quarter Ended March 31, 2006

Supplementary Information Share Repurchases 2,500,000 repurchased at average price of $70.56 per share in the fourth fiscal quarter 2,500,000 shares remain under latest authorization Centex Home Equity Definitive agreement to sell in approximately 90 days Estimated net after-tax cash of approximately $575 million

Supply Chain Initiative Update Land Development Potential: 15-20% of LD expenses; $3,000 to $5,000 per home 8 divisions completed in FY06, 10 divisions scheduled for FY07 CTX Builder Supply Potential: 16 locations, 2/3 of closings; $2,500 to $3,000 per home 6 locations at 3/31/06, 8 by 3/31/07 Global Sourcing 30% - 50% savings on 10% of materials; $2,000 to $5,000 per home Rolling out pilot category (lighting) in 12 division in 1QFY'07 Accelerating pursuit of additional categories

Overhead Efficiency Update Optimize existing organization Streamline corporate support function Accounting, IT, Audit, Finance Streamline Centex Homes regional organization Consolidated and redeployed certain support function into division offices Redeployed best talent into divisions, positioned for future growth Target 150bp over the next 3 years

Executing our growth plans Growth Over Prior Year Growth Over Prior Year Growth Over Prior Year FY05 FY06 FY07P Avg. Neighborhoods +6% +6% +8% to +12% Closings/Avg. Neighborhood +4% +11% -7% to -8% Avg. Sales Price +11% +13% +3% to +6% Operating Margin +190 bp +80 bp -100 to -200 bp FY03 05 06 07P Closings 26427 33387 39232 39000 0 2000 FY03 05 06 07P Closings 631 1378.8 1906 1700 0 0 300 % CHG % CHG Operating Earnings ($ Millions) 33,387 39,232 Closings $1,379 $1,906 41,000 $2,000 FY FY +10% +18% +2% +43% +38% -3%

Current Guidance - Earnings per Diluted Share From Continuing Operations First Quarter Fiscal 2007 $1.35 - $1.45 Full year Fiscal 2007 $8.50 - $10.00

Decisive actions in a transitioning market Balanced approach Local trade-offs for volume, margins, assets Positioned for moderating markets Slowing land purchases Aggressive inventory management Focused on operating efficiency Attractive capital allocation options

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